Exhibit 10.4

CONSENT

This CONSENT is given as of April 24, 2003 by ASHANTI GOLDFIELDS COMPANY LIMITED, a Ghana corporation (“AGC”), and ASHANTI GOLDFIELDS TEBEREBIE LIMITED, a Cayman Islands corporation (“Ashanti” and, together with AGC, the “Ashanti Entities”).

Reference is made to that certain Purchase Agreement dated as of May 11, 2000, as amended as of March 19, 2003 (the “Stock Purchase Agreement”), by and among AGC, Ashanti, Pioneer Asset Management USA Inc. (formerly “The Pioneer Group, Inc.”) and Pioglobal Goldfields II Limited (formerly “Pioneer Goldfields II Limited”) (“Pioglobal”), pursuant to which Ashanti purchased from Pioglobal all of the outstanding shares of capital stock of Pioneer Goldfields Limited. Capitalized terms used but not defined herein shall have the meanings set forth in the Stock Purchase Agreement.

Pursuant to Section 2.3(f) of the Stock Purchase Agreement, Pioglobal may assign its right to receive Supplemental Payments thereunder with the prior written consent of Ashanti.

The Ashanti Entities have been informed by Pioglobal and HSBC Bank USA (“Bank”), that Pioglobal intends to sell, assign and transfer to Bank, all of Pioglobal’s right, title and interest to the remaining Supplemental Payments to be made by Ashanti under the Stock Purchase Agreement (the “Purchased Interest”), effective upon the execution and delivery of this Consent by the Ashanti Entities.

Each of the Ashanti Entities hereby acknowledges that the Stock Purchase Agreement is in full force and effect and, other than the amendment dated as of March         , 2003 to the Stock Purchase Agreement and the Note delivered by Ashanti to Pioglobal pursuant to Section 2.3(c) of the Stock Purchase Agreement, the Stock Purchase Agreement has not been modified, changed, altered, supplemented, amended or terminated in any respect.

Each of the Ashanti Entities hereby consents to the assignment, sale, conveyance, transfer and delivery by Pioglobal to Bank of the Purchased Interest.

Each of the Ashanti Entities hereby irrevocably agrees that it shall hereafter make payment in respect of the Supplemental Payments directly to Bank or to its order, and shall otherwise treat Bank (and its successors and assigns) as the “Seller” under the Stock Purchase Agreement with respect to the payment of Supplemental Payments, including, without limitation, under Sections 2.3(d), 2.3(e), 2.3(f) and 18.6 of the Stock Purchase Agreement, and that Bank may enforce its rights to receive such payments directly against Ashanti or AGC, as the case may be.

ASHANTI GOLDFIELDS COMPANY LIMITED		ASHANTI GOLDFIELDS TEBEREBIE LIMITED

By:	/s/ Sam E. Jonah	By:	/s/ Kweku Awotwi
Name:	Sam E. Jonah	Name:	Kweku Awotwi
Title:	Chief Executive	Title:	Director